EXHIBIT 2.2     AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION




           AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION



WHEREAS, on April 22nd, 2002, and Agreement And Plan Of Reorganization was entered into effective the 1st day of March, 2002, by and among KleenAir Systems, Inc., a Nevada corporation, and Carbon Cloth Technologies, Inc., a California corporation.

NOW, THEREFORE, the above Agreement is amended to reflect an effective date to be April 30th, 2002.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                         KLEENAIR SYSTEMS, INC.


                                     By: /s/ LIONEL SIMONS
                                         Lionel Simons
                                         President



                                         CARBON CLOTH TECHNOLOGIES, INC.


                                    By:  /s/ ROBERT M. GOOLIAK
                                         Robert M. Gooliak
                                         President